Nu Skin Enterprises

Executive Incentive Plan

JULY 2001 (updated January 1, 2003)

Annual Incentive Plan

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Purpose

Nu Skin Enterprises, Inc. (“Nu Skin”) believes that sound compensation programs are essential to the retention, attraction and motivation of personnel. The purpose of the Plan is to focus employees on excellent, sustained performance that leads to long-term growth, profitability and stability.

Objectives

The objectives of the Incentive Plan include:

•	Focusing employees on the achievement of Nu Skin Enterprise business and strategic objectives;

•	Enhancing operational efficiency and teamwork within each division and country and across divisions and countries;

•	Increasing revenue and operating income; and

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Attracting, retaining and motivating employees by emphasizing “pay for performance” compensation programs that offer competitive total compensation (base salary + incentives) opportunities upon achievement of Nu Skin Enterprises’ (NSE) financial and strategic objectives; and Division, Country, Department and Individual objectives.

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Effective Plan Date, Duration and Performance Cycles

•	Effective Plan Date

The effective Plan date is January 1, 2003. The Plan is in effect until further notice and can be cancelled or changed by notification to plan participants prior to the start of any performance cycle.

•	Performance Cycles

The Plan has two six-month performance cycles. Each cycle is based on the specific results of each period. The six-month periods are January through June and July through December. Within each six-month period, the results of each quarter are calculated.

»	Employees are eligible to earn 25% of their potential semi-annual incentive award each fiscal quarter.

»	50% of the semi-annual incentive is dependant on the combined results of both quarters.

Six-Month Period

50%

25%	25%

Quarter	Quarter

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»	The quarter and six-month period results are based upon the Company's, Division's or Country's, departments, and individual performance during the quarters and the six-month period. and,

»	The calculation is based upon the individual’s base salary at the time of the payment.

•	Constant Currency Basis

The Operating Profit and Revenue targets will be set based on budgets and projections converted on a constant currency basis and the results for each fiscal quarter will be converted to constant currency amounts for use in computing performance bonuses.

Constant Currency means using the same currency exchange rate used to translate the financial results for the corresponding period of the prior year, thus eliminating the impact of currency fluctuations. These amounts will be computed by the Nu Skin Enterprises’ Finance Department.

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Incentives and Participants

Incentive Plan Participants have target award opportunities designed to reward superiorNSE, Division, Country, Department and Individual performance and maintain externallycompetitive total cash compensation commensurate with NSE’s performance:

•	Participants’ incentive awards will be based upon the areas of the Company in which they contribute and,

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Participants are assigned a target incentive award opportunity expressed as a percentage of their base salary. The following chart summarizes the percentages used to calculate the bonus for each executive group.

Incentives

Position	Total Target Incentive	NSE Profit Portion	NSE Revenue Portion	Division/ Region Revenue
Chairman & CEO	60%	60%	40%	0%

Senior Vice Presidents	60%	60%	40%	0%

President, Executive Committee	60%	60%	40%	0%
Executive Vice Presidents

CFO, CIO, CAO, CLO	50%	60%	40%	0%

Division Presidents, Regional VPs, Country General Managers	50%	60%	10%	30%

Vice Presidents	30-40%	60%	40%	0%

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Critical Success Factors (“CSF’s”)

•	The Company will use operating profit and revenue as Critical Success Factors ("CSF's").

•	The incentive bonus will be weighted 60% to operating profit and 40% to revenue.

•	For corporate employees, NSE Revenue is the CSF. For USA employees, USA revenue is the CSF. For divisional employees, the relevant divisional global revenue is the CSF.

Work Area	Corporate Revenue	Region/Country/ Division Revenue	Corporate Operating Profit
USA		|X|	|X|

Region		|X|	|X|

Division		|X|	|X|

Corporate	|X|		|X|

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Performance Thresholds

•	Threshold levels represent the minimum acceptable performance levels required for incentive pay-out in each category.

The Operating Profit threshold is 90%

The Revenue threshold is 90%

The Department Goals threshold is 80%

The Individual Goals threshold is 80%

If the Operating Profit threshold is not met, no Revenue incentive will be paid. If Department objectives or Individual objectives are below the threshold level at the end of the Plan performance cycle, no incentive will be paid.

Targets

Target levels are established by NSE’s Executive Committee and essentially represent achievement of 100% of budgeted revenue and operating profit, adjusted for currency fluctuations.

•	Outstanding levels represent performance levels that exceed the target objectives.

•	At the Outstanding performance level, target cash incentives will be increased linearly.

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At achievement of 90% of the CSFs and achievement of “Pass” for Department and Individual Goals, one-half of the cash incentive will be paid out. The pay-out amount is increased linearly up to full payment at 100% achievement of CSFs.

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Department Targets

•	Departments set objectives that align with CSFs and the priorities of NSE and the division/country they support.

•	A Department must achieve 80% of its respective Goals to earn a “pass” (P) to be eligible for any payment under the incentive plan;

•	A Department is defined as a cost- center or group of cost- centers as determined by the employee's vice president;

•	The approved budget must account for 25% of Department Goals. If a Department exceeds their approved budget by 5% or more, the employees in the Department are not eligible for the incentive unless such overruns are approved in advance by the NSE Executive Committee.

Individual Targets

•	Target incentive award levels are determined by the Individual’s level of job responsibility, reflecting that job’s ability to impact NSE’s financial performance, as well as competitive total compensation practices (base salary plus incentives) for comparable jobs within organizations similar in size and scope.

•	Individual performance objectives for each participant are established prior to the start of the performance period. Some Individual objectives may stretch for the entire fiscal year. Performance levels for Individual objectives are negotiated with each manager.

•	The cost center of the participant determines which CSFs relate to the participant’s incentive payout;

•	A participant must achieve at least 80% of Individual Goals to earn a “pass” (P) to be eligible for any payment under the incentive plan; and

•	A participant's job performance must be at least at "competent" level.

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Incentive Award Pay-Out Guidelines and Eligibility

•	Incentive awards, if earned, will be distributed to Plan participants at the end of each performance cycle;

•	All participants must be on the payroll at the time of the payment;

•	Participants must be actively employed (not on a leave-of-absence) a minimum of six weeks to participate in the plan. The award amount will be prorated based on the number of days actively employed during the bonus period;

•	Participants will receive their awards, when earned, by separate check;

•	Award payments shall be subject to any State and/or Federal tax withholdings; and

•	Award payments will be made within 45 days of the close of each quarter or 6 month period.

•	The actual incentive pay-out may be smaller or larger, depending on overall NSE, Country and Division performance results.